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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 12 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):  November 8, 1996


                Kash n' Karry Food Stores, Inc.
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       (Exact Name of Registrant as Specified in Charter)

          Delaware            0-25260             95-4161591
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(State or Other Juris-        (Commission File    (IRS Employer
diction of Incorporation)     Number)        Identification No.)


  6422 Harney Road, Tampa, Florida                     33610
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (813)621-0200
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 (Former Name or Former Address, if Changed Since Last Report)





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Item 5.   Other Events.

      On October 31, 1996, Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Food Lion, Inc., a North Carolina corporation ("Parent"), KK Acquisition Corp., a Delaware corporation ("Sub") and an indirect wholly-owned subsidiary of Parent, and the Company. The Merger Agreement was previously reported on the Company's Current Report on Form 8-K dated October 31, 1996.

      On November 8, 1996, Parent announced that it would commence, within five business days, an all-cash tender offer for all of the issued and outstanding common shares of the Company at the price of $26.00 per share. This announcement was made pursuant to the Merger Agreement.

      Additional information with respect to the transaction is included in the press release issued November 8, 1996 attached hereto as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Exhibit No.         Description

     (2) Agreement and Plan of Merger, dated as of October 31, 1996, by and among Food Lion, Inc., KK Acquisition Corp. and Kash n' Karry Food Stores, Inc. (previously filed as Exhibit (2) to the Company's Current Report on Form 8-K dated October 31, 1996, which exhibit is hereby incorporated by reference herein).

     (99)      Food  Lion,  Inc. and Kash n' Karry  Food  Stores,
               Inc.  Press Release, dated November 8, 1996 (filed
               herewith).
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                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KASH N' KARRY FOOD STORES, INC.



Date:  November 11, 1996      By: /s/ Ronald E. Johnson
                                 -----------------------------
                                 Name:  Ronald E. Johnson
                                 Title: Chairman of the Board,
                                        President and Chief
                                        Executive Officer
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                 KASH N' KARRY FOOD STORES, INC.

          EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

                             Exhibit


(2) Agreement and Plan of Merger, dated as of October 31, 1996, by and among Food Lion, Inc., KK Acquisition Corp. and Kash n' Karry Food Stores, Inc. (previously filed as Exhibit (2) to the Company's Current Report on Form 8-K dated October 31, 1996, which exhibit is hereby incorporated by reference herein).

(99) Food  Lion,  Inc. and Kash n' Karry Food Stores, Inc.  Press
     Release, dated November 8, 1996 (filed herewith).